Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of the Amendment No. 3 to Form S-1 Registration Statement No. 333-128913 of our report dated March 24, 2006, relating to the consolidated financial statements of Educators Mutual Life Insurance Company, which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ Beard Miller Company LLP

Harrisburg, Pennsylvania

April 3, 2006